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                                                                    Exhibit 23.1










               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.











ARTHUR ANDERSEN LLP


Miami, Florida,
    July 10, 1998.